SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                            _______________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


                           ANTHRACITE CAPITAL, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


              Maryland                                       13-397-8906
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(State of Incorporation or Organization)                   (I.R.S. Employer
                                                           Identification No.)

       40 East 52nd Street
       New York, New York                                       10022
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(Address of Principal Executive Offices)                     (Zip Code)


If this form relates to the              If this form relates to the
registration of a class of               registration of a class of securities
securities pursuant to Section           pursuant to Section 12(g) of the
12(b) of the Exchange Act and is         Exchange Act and is effective pursuant
effective pursuant to General            to General Instruction A.(d), please
Instruction A.(c), please check the      check the following box. [ ]
following box. [x]


 Securities Act registration statement file number to which this form relates:
                              File No. 333-69848.


   Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                               Name of Each Exchange on Which
Title of Each Class to be So Registered        Each Class is to be Registered
---------------------------------------        ------------------------------

9.375% Series C Cumulative Redeemable
Preferred Stock, par value $.001 per share        New York Stock Exchange


    Securities to be registered pursuant to Section 12(g) of the Act: None.



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                     INFORMATION IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information required by this Item 1 is set forth under the caption "Description of Series C Preferred Stock" contained in the Prospectus Supplement dated May 21, 2003, to the Prospectus dated April 29, 2002, included as part of the Registration Statement on Form S-3 (File No. 333-69848), of the Registrant, filed with the Securities and Exchange Commission on September 21, 2001, and amended by post-effective amendment No. 1 thereto filed on April 11, 2002. The Prospectus Supplement is hereby incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS

         The following exhibits are filed as part of this registration statement:

3.1 Articles of Amendment and Restatement of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (File No. 333-40813)).

3.2    Bylaws of the Registrant (incorporated herein by reference to Exhibit
       3.2 to the Registrant's Registration Statement on Form S-11 (File No. 333-40813)).

3.3 Articles Supplementary Relating to the Series C Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2003).

4.1 Form of 9.375% Series C Cumulative Redeemable Preferred Stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2003).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         ANTHRACITE CAPITAL, INC.


                                         By: /s/ Robert L. Friedberg
                                            --------------------------------
                                           Name:   Robert L. Friedberg
                                           Title:  Vice President and Secretary

Date: May 30, 2003